FIRST AMENDMENT TO AGREEMENT OF SALE

     THIS FIRST AMENDMENT is made and entered as of the 20th day of August, 1996, by and between SUSA PARTNERSHIP, L.P., a Tennessee limited partnership, or its assigns (herein "Purchaser") and WILLOW LAWN PARTNERS, an Illinois limited partnership ("Seller").

                        W I T N E S S E T H    T H A T:

     WHEREAS, Purchaser and Seller have entered into that certain Agreement of Sale dated August ____, 1996, wherein Purchaser agrees to purchase and Seller agrees to sell at the price of Five Million Six Hundred Thousand Dollars ($5,600,000) ("Purchase Price"), that certain self-storage facility ("Facility") known as WILLOW LAWN SELF-STORAGE, located at 5202 West Broad Street, Richmond, Virginia, and described on Exhibit A hereto; and

     WHEREAS, Purchaser and Seller have agreed to extend the Inspection Period and the Closing Date.

     NOW, THEREFORE, for and in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties do hereby agree as follows:

     1. Capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement of Sale.

     2. The Inspection Period shall be and is hereby extended to August 28, 1996.

     3.  The Closing Date shall be and is hereby extended to August 30, 1996.

     4. The terms, covenants and conditions of the Agreement of Sale not specifically modified, amended or extended by this Amendment are, to the extent not inconsistent with or specifically modified by the terms herein, hereby incorporated herein by reference. It is expressly understood and agreed that the terms, covenants and conditions of the Agreement of Sale shall remain in full force and effect, and shall in no manner be affected by the execution of this Amendment except as the same are expressly extended or modified herein.

     5. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by and through their duly authorized partners as of the day and year first above written.
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PURCHASER:                    SUSA PARTNERSHIP, L.P.,
                              a Tennessee limited partnership

                              By:  STORAGE USA, INC.,
                                   General Partner

                                   By:  /s/ James G. Williams
                                        -------------------------------
                                            JAMES G. WILLIAMS,
                                            Vice President

SELLER:                       WILLOW LAWN PARTNERS,
                              an Illinois limited partnership

                              By:  BALCOR CURRENT INCOME
                                   PARTNERS-85, an Illinois
                                   general partnership, its
                                   General Partner

                                   By:  THE BALCOR COMPANY,
                                        a Delaware corporation,
                                        a partner

                                   By:  /s/ Jerry M. Ogle
                                        ------------------------------
                                   Name:    Jerry M. Ogle
                                   Its:     Vice President and Secretary
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